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                                                                     EXHIBIT 14

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for the International Opportunities Fund (one of the thirty-three portfolios of John Hancock Variable Series Trust I) and "Independent Auditors" and "The Trust's Financial Statements and Investment Performance Information" in the Statement of Additional Information in the Combined Proxy Statement and Prospectus included in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-14, No. 333-47686) of John Hancock Variable Series Trust I.

     We also consent to the incorporation by reference into the Statement of Additional Information in the Combined Proxy Statement and Prospectus our report dated February 10, 2000 on the financial statements included in the Annual Report of the John Hancock Variable Series Trust I for the year ended December 31, 1999.


                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP

Boston, Massachusetts
December 5, 2000